Oasis Petroleum Announces the Addition of John E. Hagale to Its Board of Directors

Houston, Texas — July 29, 2016 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) announced today the election of Mr. John E. Hagale to Oasis’ Board of Directors. Mr. Hagale’s election brings the number of directors to eight. Upon joining the Board of Directors on July 27, 2016, Mr. Hagale was appointed as a member of Oasis’ Audit Committee and Nominating and Governance Committee.

John E. Hagale has served as our Director since July 2016 and serves on our Audit and Nominating & Governance Committees. Mr. Hagale served as Executive Vice President and Chief Financial Officer of Rosetta Resources Inc. from November 2011 until the completion of the merger of Rosetta with Noble Energy, Inc. in July 2015. Prior to joining Rosetta, Mr. Hagale was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Methodist Hospital System from June 2003 through October 2011. He was also employed with Burlington Resources Inc. and its predecessor Burlington Northern Inc. for 15 years where he held a series of executive financial positions with increasing responsibilities, including Executive Vice President and Chief Financial Officer of Burlington. Mr. Hagale began his career with Deloitte Haskins and Sells. Mr. Hagale holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame. He has more than 30 years of financial and accounting experience and is a certified public accountant. Mr. Hagale currently serves on the Board of Directors of Cobalt International Energy, Inc.

"John Hagale will be a valuable addition to the Oasis Board due to his extensive financial and corporate governance experience combined with his deep oil and gas expertise,” said Mr. Thomas B. Nusz, Chairman and Chief Executive Officer. “We are looking forward to benefiting from his leadership and insight as we navigate the current macro environment.”

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations